UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

SOUTHERN CALIFORNIA EDISON COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 976)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibit include forward-looking statements. Southern California Edison Company based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company. Southern California Edison Company has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Southern California Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports.

Item 2.02   Results of Operations and Financial Condition

On October 29, 2010, Edison International, the corporate parent of Southern California Edison Company, issued a press release that included Southern California Edison Company’s financial results for the quarter ended September 30, 2010. A copy of the press release is attached as Exhibit 99.1. On the same day, members of Edison International’s management spoke to investors via a financial teleconference. The presentation attached as Exhibit 99.2 accompanied management’s comments on the financial teleconference. The information furnished in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Chris C. Dominski
Chris C. Dominski Vice President and Controller

Date: October 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Press Release dated October 29, 2010 (File No. 1-9936, filed as Exhibit 99.1 to Edison International’s Form 8-K dated October 29, 2010 and filed October 29, 2010)*

99.2	Edison International Third Quarter 2010 Financial Teleconference dated October 29, 2010 (File No. 1-9936, filed as Exhibit 99.2 to Edison International’s Form 8-K dated October 29, 2010 and filed October 29, 2010)*

*	Incorporated by reference pursuant to Rule 12b-32.